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                                                                       EXHIBIT 5
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                         [Letterhead of ServiceMaster]

January 6, 1999

The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois 60515-1700

          Re:  The ServiceMaster Company
               S-4 Registration Statement
               LandCare Merger



     I am providing this letter in my capacity as Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation ("ServiceMaster") in connection with the registration under the Securities Act of 1933 (the "Securities Act") of common stock and related preferred stock purchase rights (which are herein collectively called the "ServiceMaster Shares") that are issuable by ServiceMaster upon consummation of a merger (the "Merger") of a ServiceMaster subsidiary into LandCare USA, Inc. ("LandCare"). Pursuant to the Merger, LandCare will become a wholly owned ServiceMaster subsidiary and the LandCare stock outstanding prior to the Merger will be converted into the ServiceMaster Shares at an exchange ratio determined as prescribed in the Plan of Reorganization and Agreement and Plan of Merger dated as of November 1, 1998 among ServiceMaster, LandCare, and SVM Acquisition Corporation (the "Merger Agreement").

     Subject to the assumptions identified in this letter, I advise ServiceMaster that in my opinion the ServiceMaster Shares issued upon consummation of the Merger in accordance with the terms of the Merger Agreement will upon issuance be validly issued, fully paid and nonassessable.

     For purposes of this letter I have assumed that: the registration statement on Form S-4 will become effective under the Securities Act and will be distributed to the appropriate LandCare stockholders in accordance with the requirements of applicable law; the Merger will receive the requisite approval by the LandCare stockholders; the representations and warranties in the Merger Agreement are true; and the other closing conditions specified in the Merger Agreement will be satisfied prior to consummation of the Merger.
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     I consent to the filing of this letter as an exhibit to the Registration
Statement and to the recitation in each prospectus issued under the Registration Statement that I have issued the opinions in this letter. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                         Very truly yours,


                         /s/ Vernon T. Squires

                         Vernon T. Squires
                         Senior Vice President and General Counsel
                         The ServiceMaster Company